ADMINISTRATION AGREEMENT


         AGREEMENT  dated  as of May 29,  1998 by and
between  Harding,  Loevner  Funds,  Inc.,  a Maryland
corporation  (the  "Fund"),   and  Investors  Capital
Services,  Inc., a Delaware  corporation  ("Investors
Capital").

         WHEREAS,   the  Fund  is  registered  as  an
open-end  management  investment  company  under  the
Investment  Company  Act of  1940,  as  amended  (the
"1940  Act"),  and  offers  shares of three  separate
series  of its  common  stock,  par  value  $.001 per
share,   which   have  been   registered   under  the
Securities Act of 1933, as amended;

         WHEREAS,  Investors  Capital  is  a  service
company  which  provides  management,  administrative
and  other  services  to  investment   companies  and
other entities; and

         WHEREAS,   the  Fund   desires   to   retain
Investors Capital to render certain management and administrative services, including supervision of certain third party vendors to the Fund.

         NOW,  THEREFORE,  in  consideration  of  the
above   premises  and  of  other  good  and  valuable
consideration the parties hereto, intending to be legally bound hereby, agree as follows:

1.       Appointment of Administrator

         The Fund hereby appoints  Investors  Capital
to act as  administrator  to the Fund for the  period
and on the terms set  forth in this  Agreement.  This
appointment  applies to each  existing  series of the
Fund, as well as any future  series  provided (i) the
Fund  does  not  object  to   Investors   Capital  in
writing on any basis or (ii)  Investors  Capital does
not  object  to the Fund in  writing  on the basis of
the  capabilities  of  Investors  Capital.  Investors
Capital  accepts  such   appointment  and  agrees  to
render  the  services   and   provide,   at  its  own
expense,   the   office   space,    furnishings   and
equipment, and the personnel required by it to perform the services on the terms and for the compensation herein provided.

         As  further  delineated  on  Schedule  A  of
this  Agreement,  which may be amended by the parties
from time to time,  Investors  Capital  shall provide
for,  or  assist  in  managing  and  supervising  all
aspects   of,   the   general   day-to-day   business
activities  and  operations  of the Fund  except  for
investment  advisory services,  including  custodial,
transfer  agency,  dividend  disbursing,  accounting,
auditing  and  legal  services.   Investors   Capital
shall  discharge  such  responsibilities  subject  to
the   supervision   and   direction   of  the  Fund's
officers and Board of  Directors,  and in  compliance
with the  objectives,  policies and  limitations  set
forth   in   the   Fund's   registration   statement,
Articles of Incorporation, By-Laws and applicable laws and regulations. All agreements with third parties shall be subject to review and approval by the Fund's executive officers or Board of Directors.

         Investors Capital will perform all of its obligations under this Agreement in accordance with applicable law, including without limitation laws against discrimination.

2.       Representation  and Warranties of Investors
Capital

         Investors Capital represents and warrants to the Fund that:

         A.       Investors  Capital is a corporation
duly   organized,   validly   existing  and  in  good
standing  under  the laws of the  State  of  Delaware
and has  full  power  and  authority,  corporate  and
otherwise,    to    consummate    the    transactions
contemplated by this Agreement. Investors Capital is duly qualified to carry out its business, and is in good standing, in the State of New York.

         B.    The    Board    of    Directors    and
stockholders  of  Investors  Capital  have  taken all
action  required  by  law  and  Investors   Capital's
Certificate   of   Incorporation   and   By-Laws   to
authorize   the   execution   and  delivery  of  this
Agreement by Investors  Capital and the  consummation
on behalf of  Investors  Capital of the  transactions
contemplated  by  this   Agreement.   This  Agreement
constitutes  a legal,  valid and  binding  obligation
of Investors  Capital  enforceable in accordance with
its terms.  Neither  the  execution  and  delivery of
this   Agreement,   nor  the   consummation   of  the
transactions  contemplated  hereby,  will result in a
breach of, or  constitute  a default  under,  or with
lapse  of time  or  giving  of  notice  or both  will
result  in  a  breach  of  or  constitute  a  default
under,  or  otherwise  give  any  party  thereto  the
right  to  terminate  (a)  any  mortgage,  indenture,
loan or credit  agreement  or any other  agreement or
instrument   evidencing    indebtedness   for   money
borrowed  to which  Investors  Capital  is a party or
by which  Investors  Capital or any of its properties
is  bound  or   affected,   or   pursuant   to  which
Investors  Capital has  guaranteed  the  indebtedness
of any person,  or (b) any lease,  license,  contract
or other  agreement to which  Investors  Capital is a
party or by  which  Investors  Capital  or any of its
properties   is  bound  or   affected.   Neither  the
execution  and  delivery of this  Agreement,  nor the
consummation   of   the   transactions   contemplated
hereby,  will result in, or require,  the creation or
imposition  of any mortgage,  deed or trust,  pledge,
lien,   security   interest,   or  other   charge  or
encumbrance of any nature upon or with respect to any of the properties now or hereafter owned by Investors Capital.

         C.  Neither the  execution  and  delivery of
this   Agreement   nor   the   consummation   of  the
transactions contemplated hereby will violate any provision of the Certificate of Incorporation or By-Laws of Investors Capital.

         D.  Except  such as have been  obtained  and
as are in full  force and  effect  and  subject to no
dispute,  claim or  challenge,  no  permit,  license,
franchise,  approval,  authorization,   qualification
or  consent  of,  registration  or  filing  with,  or
notice to, any  governmental  authority  is  required
in  connection  with the  execution  and  delivery by
Investors   Capital   of   this   Agreement   or   in
connection   with  the   consummation   by  Investors
Capital  of any  transactions  contemplated  by  this
Agreement,  and no such permit,  license,  franchise,
approval,  authorization,  qualification  or  consent
of,  registration  or filing  with,  or notice to any
federal,  state or local  governmental  authority  is
required  in  connection  with  Investors   Capital's
business or operations  as currently  conducted or as
currently  contemplated  to be  conducted.  Investors
Capital has  conducted  its business  and  operations
in   compliance   with   all   applicable   laws  and
regulations.

3.       Duties of the Fund

         A.       The Fund will  deliver to Investors
Capital copies of each of the following documents and will deliver to Investors Capital all future amendments and supplements, if any:

         (1)      A  certified  copy of the  Articles
         of Incorporation of the Fund as amended and currently in effect;

         (2)      A copy  of the  Fund's  By-Laws  as
         amended and currently in effect, certified by the Secretary of the Fund;

         (3)      A  copy  of the  resolution  of the
         Fund's Board of Directors authorizing this Agreement, certified by the Secretary of the Fund;

         (4)      The Fund's  registration  statement
         on Form  N-1A as filed  with,  and  declared
         effective  by,  the  U.S.   Securities   and
         Exchange   Commission   ("SEC"),   and   all
         amendments thereto;

         (5)      Each  resolution  of the  Board  of
         Directors  of  the  Fund   authorizing   the
         original issue of its shares, certified by the Secretary of the Fund;

         (6)      Copies  of the  resolutions  of the
         Fund's  Board  of   Directors   authorizing:
         (i)  certain   officers  and   employees  of
         Investors Capital to give instructions to the Fund's custodian and transfer agent as required by agreements with such parties, and (ii)certain officers and employees of Investors Capital to sign checks and pay expenses on behalf of the Fund, certified by the Secretary of the Fund;

         (7)      A copy  of the  current  Investment
         Advisory Agreement between the Fund and Harding, Loevner Management, L.P.;

         (8)      A copy of the  Custodian  Agreement
         and Transfer Agency Agreement relating to the Fund; and

         (9)      Such other certificates,  documents
         or opinions  which  Investors  Capital  may,
         in   its   reasonable    discretion,    deem
         necessary  or   appropriate  in  the  proper
         performance of its duties.

         B.       The   Fund   will    cooperate   in
providing Investors Capital with all information reasonably necessary to permit Investors Capital to perform its duties hereunder.

         C.       The  Fund  certifies  to  Investors
Capital  that,  as of the  close of  business  on the
date   of   this   Agreement,   it   has   authorized
capitalization   of   2,500,000,000   shares  of  its
common  stock,   $.001  par  value  (the   "Shares"),
divided among its series,  and agrees that  Investors
Capital will be promptly  notified  from time to time
when the Fund  takes  corporate  action  to  increase
the   number   of   authorized   shares,    including
restoring redeemed shares held in its treasury to the status of authorized and unissued shares.

4. Services To Be Obtained Independently By the Fund

         The  Fund   shall,   at  its  own   expense,
         provide for any of its own:

         A.       Organizational expenses;

         B.       Services    of    an    independent
accountant;

         C.       Services of outside  legal  counsel
(including  such  counsel's   review  of  the  Fund's
registration statement, proxy materials and other reports and materials prepared by Investors Capital under this Agreement);

         D.       Services   contracted  for  by  the
Fund  directly  from  parties  other  than  Investors
Capital  acting as  administrator  (or  subcontracted
for by  Investors  Capital  on  behalf  of the  Fund,
subject  to  review  and   approval   by  the  Fund's
executive officers or Board of Directors);

         E.       Trading  operations  and  brokerage
fees, commissions and transfer taxes in connection with the purchase and sale of securities for its investment portfolio;

         F.       Investment advisory services;

         G.       Taxes,   insurance   premiums   and
other fees and expenses applicable to its operation;

         H.       Costs  incidental to any meeting of
shareholders including, but not limited to, legal and accounting fees, proxy filing fees and costs incidental to the preparation, printing and mailing of any proxy materials;

         I.       Cost   incidental   to   Directors'
meetings, including fees and expenses of Directors;

         J.       The  salary  and  expenses  of  any
officer or employee of the Fund who is not also an officer or employee of Investors Capital;

         K.       Custodian  and  depository   banks,
and all services related thereto;

         L.       Costs     incidental     to     the
preparation,   printing  and   distribution   of  its
registration statement and any amendments thereto, and shareholder reports, including printing setup, printing and mailing costs;

         M.       All  registration  fees and  filing
fees required under the securities laws of the United States and state regulatory authorities;

         N.       Fidelity  bond and  director's  and
officers' liability insurance;

         O.       Record  retention  costs  of  third
parties;

         P.       Distribution  fees  pursuant to any
distribution plan, if and when adopted pursuant to Rule 12b-1 under the 1940 Act; and

         Q.       Litigation   and    indemnification
expenses   and  other   extraordinary   expenses  not
incurred  in  the  ordinary   course  of  the  Fund's
business.

5.       Price, Charges and Instructions

         In  consideration  of the services  rendered
and expenses  assumed by Investors  Capital  pursuant
to  this  Agreement,  the  Fund  will  pay  Investors
Capital  (i) a  monthly  fee at the  annual  rate  of
0.15 % of the Fund's  first  $500  million of average
daily  net  assets;  0.10% of the  Fund's  next  $500
million of  average  daily net  assets;  and 0.05% of
the  Fund's   average   daily  net  assets   over  $1
billion.   Such  sum   shall   be  paid  in   monthly
installments by the tenth day of each month for the previous month.

         For   purposes   of  this   Section  5,  the
"average  daily net  assets" of the  Portfolio  shall
mean  the  average  of  the  values   placed  on  the
Portfolio's net assets on each day pursuant to the applicable provisions of the Fund's Registration
Statement, as amended.

         In  addition,  Investors  Capital  shall  be
reimbursed  for  the  reasonable  cost of any and all
forms,  including  blank checks and proxies,  used by
it in  communicating  with  shareholders,  directors,
Fund  management,   or  any  regulatory  agencies  on
behalf of the Fund,  or  especially  prepared for use
in  connection  with its  obligations  hereunder,  as
well as the  reasonable  cost of postage,  telephone,
telex  and  telecopy  used  in   communicating   with
shareholders,  directors,  Fund  management,  or  any
regulatory   agencies   on   behalf   of  the   Fund,
travel-related  expenses  when  incurred  on official
Fund  business  and  microfilm   used  each  year  to
record   the   previous   year's    transactions   in
shareholder  accounts  and  computer  tapes  used for
reasonable  permanent  storage of records,  permanent
storage   costs  for  hard  copy  Fund   records  and
reasonable   cost  of   insertion   of  materials  in
mailing   envelopes  by  outside   firms.   Prior  to
ordering any forms in such supply as it estimates will be adequate for more than two years' use, Investors Capital shall obtain the written consent of the Fund. All forms for which Investors Capital has received reimbursement from the Fund shall be and remain the property of the Fund until used.

         At any time  Investors  Capital may apply to
any  executive  officer  of  the  Fund  or  executive
officer  of  the  Fund's   investment   adviser   for
instructions,  and may  consult  with  legal  counsel
for  the  Fund,  if  consented  to  by  an  executive
officer  of the  Fund  at the  expense  of the  Fund,
with  respect  to any matter  arising  in  connection
with  the  services  to  be  performed  by  Investors
Capital under this  Agreement  and Investors  Capital
shall not be liable and shall be  indemnified  by the
Fund for any  action  taken or  omitted by it in good
faith in  reliance  upon  such  instructions  or upon
the  opinion  of  such  counsel.   Investors  Capital
shall be  protected  and  indemnified  in acting upon
any  paper  or  document   of  the  Fund   reasonably
believed  by  it to  be  genuine  and  to  have  been
signed  by the  proper  person or  persons  and shall
not  be  held  to  have   notice  of  any  change  of
authority of any  representative  of the Fund,  until
receipt  of  written  notice  thereof  from the Fund,
unless an officer  of  Investors  Capital  shall have
actual  knowledge of such change.  Investors  Capital
shall  also  be  protected  and  indemnified,  except
where  a stop  order  is in  effect,  in  recognizing
transfer    documents   which    Investors    Capital
reasonably believes to bear the proper manual or facsimile signature of the officers of the Fund, and the proper counter-signatures of any present or former transfer agent.

6.       Limitation of Liability and Indemnification

         A.       Investors   Capital  shall  provide
its  services in a  professional  manner  customarily
provided  by  leading   mutual  fund   administration
companies.  Investors  Capital  shall be  responsible
for the  performance  of only such  duties as are set
forth  or   contemplated   herein  or   contained  in
instructions  given to it by the Fund  which  are not
contrary  to  this   Agreement.   Investors   Capital
shall  have  no  liability  for any  loss  or  damage
resulting  from the  performance  or  non-performance
of  its  duties   hereunder   unless   caused  by  or
resulting  from the  gross  negligence,  bad faith or
willful   misconduct   of  Investors   Capital,   its
officers  or  employees  or the  violation  by any of
such  persons  of  this   Agreement.   In  no  event,
however,  shall  Investors  Capital be liable for any
consequential     damages     including,      without
limitation,   any   taxes,   penalties,    litigation
expenses or other loss or damage resulting from the failure by other persons providing services to the Fund to conform to applicable legal or regulatory requirements, or to the Fund's investment policies and restrictions as set forth in its registration statement, notwithstanding that Investors Capital, in the course of carrying out its monitoring duties hereunder, failed to discover such failure.

         B.       The Fund shall  indemnify  and hold
Investors Capital harmless from all loss, cost, damage and expense, including reasonable expenses for counsel, incurred by it resulting from any claim, demand, action or suit in connection with any action or omission by it in the performance of its duties hereunder, or as a result of acting upon any instructions reasonably believed by it to have been executed by a duly authorized officer of the Fund, provided that this indemnification shall not apply to actions or omissions of Investors Capital, its officers or employees in cases of its or their own negligence or misconduct or the violation by any of such persons of this Agreement.

         C.       The  Fund  will  be   entitled   to
participate  at its own expense in the  defense,  or,
if it so elects,  to assume  the  defense of any suit
brought  to  enforce  any  liability  subject  to the
indemnification  provided  above,  and  if  the  Fund
elects to assume the defense,  such defense  shall be
conducted  by  counsel  chosen  by the  Fund.  In the
event the Fund  elects to assume  the  defense of any
such  suit  and  retain   such   counsel,   Investors
Capital or any of its  affiliated  persons,  named as
defendant  or  defendants  in the  suit,  may  retain
additional  counsel  at its  or  their  own  expense,
except  that,  if the Fund  shall  have  specifically
authorized  the retaining of such  counsel,  then the
reasonable   expenses  for  such  counsel   shall  be
reimbursed by the Fund.

7.       Fiduciary Duty

         The parties  acknowledge  that the fiduciary
responsibilities     of    Investors    Capital    as
administrator   to  the  Fund  shall  be  in  no  way
altered or affected by any affiliate relationship between Investors Capital and any other service provider to the Fund.

8.       Confidentiality

         Investors   Capital   agrees  on  behalf  of
itself and its  directors,  officers and employees to
treat  confidentially and as proprietary  information
of  the  Fund  all  records  and  other   information
relative  to the  Fund  and  its  prior,  present  or
potential  shareholders,  and not to use such records
and   information   for  any   purpose   other   than
performance   of  its   responsibilities   hereunder,
except (i) after prior  notification  to and approval
in writing by the Fund,  which  approval shall not be
unreasonably   withheld  when  requested  to  divulge
such  information  by  duly  constituted  authorities
and may not be withheld where  Investors  Capital may
be   exposed   to   civil   or   criminal    contempt
proceedings  for  failure  to comply,  and  Investors
Capital   shall   disclose   all  such   records  and
information to the investment adviser to the Fund when so requested by the adviser or the Fund.

9.       Compliance  With  Governmental  Rules  and
         Regulations

         The Fund  assumes  full  responsibility  for
complying  with all  applicable  requirements  of the
Securities   Act  of  1933,  the  1940  Act  and  the
Securities  Exchange  Act of  1934,  all as  amended,
and any laws,  rules and  regulations of governmental
authorities  having   jurisdiction,   except  to  the
extent that Investors  Capital  specifically  assumes
any  such   obligations   under  the  terms  of  this
Agreement.

         Investors   Capital   shall   maintain   and
preserve  for the  period  prescribed,  such  records
relating  to  the   services  to  be   performed   by
Investors   Capital  under  this   Agreement  as  are
required   pursuant   to  the   1940   Act   and  the
Securities Exchange Act of 1934, all as amended, and the rules and regulations thereunder. All such records shall at all times remain the respective properties of the Fund, shall be readily accessible during normal business hours and shall be promptly surrendered upon the termination of this Agreement or otherwise on written request. Records shall be surrendered in usable machine readable form.

10.      Status of Investors Capital

         Investors Capital shall be deemed to be an independent contractor and shall, unless otherwise expressly provided herein or authorized by the Fund from time to time, have no authority to act or represent the Fund in any way or otherwise be deemed an agent of the Fund.

         Nothing herein shall be deemed to limit or restrict Investors Capital's right or that of any of its affiliates or employees, to engage in any other business or to devote time and attention to the administration or other related aspects of any other registered investment company or to render services of any kind to any other corporation, firm, individual or association.

11.      Printed  Matter  Concerning  the  Fund  or
         Investors Capital

         Neither  the  Fund  nor  Investors   Capital
shall  publish  and  circulate  any  printed   matter
which  contains  any  reference  to the  other  party
without its prior written  approval,  excepting  such
printed   matter  as  refers  in  accurate  terms  to
Investors    Capital's    appointment    under   this
Agreement and/or any other agreement between the Fund and Investors Capital, and excepting as may be required by applicable laws or regulations.

12.      Term, Amendment and Termination

         This  Agreement  may be modified or amended,
from time to time,  by mutual  agreement  between the
parties  hereto.   This  Agreement  shall  remain  in
effect from the date hereof, and shall expire on October 14, 2001. After the expiration date, this agreement shall automatically be renewed annually thereafter, and may be terminated thereafter, by either party on 120 days' prior written notice.
Upon termination of the Agreement, the Fund shall pay to Investors Capital such compensation as may be due under the terms hereof on the date of such termination.

13.      Default

         Should  either  party   materially   breach,
materially  neglect or  materially  fail, in whole or
in part,  to perform  its duties  and/or  observe its
obligations  hereunder  (a  "Default"),   that  party
shall  be  in  Default   hereunder  (the  "Defaulting
Party").  The other  party  hereto  may give  written
notice to the Defaulting  Party,  and if such Default
fails to be  remedied  within  thirty (30) days after
receipt  of  such  written  notice,  then  the  party
giving such notice may  terminate  this  Agreement by
thirty(30)  days written notice of such  termination
to  the  Defaulting  Party.  Such  termination  shall
not  affect  any  rights  or  obligations  of  either
party  arising  from,  or relating  to, such  Default
under the terms hereof.
         Not  in  limitation  of the  foregoing,  the
Fund may terminate  this  Agreement  prior to October
14,  2001  for  reasons   other  than  a  Default  by
Investors  Capital,  upon  ninety  (90) days  written
notice  to   Investors   Capital   and   payment   of
liquidated   damages  to   Investors   Capital.   The
liquidated   damages  amount  shall  equal:  (i)  the
aggregate  of monthly  fees due or paid to  Investors
Capital  under  this  Agreement  for the last six (6)
months  prior to  receipt  of notice of  termination,
if  this  Agreement  is so  terminated  by  the  Fund
prior to October 14, 1998,  or (ii) the  aggregate of
the  monthly  fees  due to  Investors  Capital  under
this  Agreement  for the last two (2) months prior to
receipt of notice of  termination,  if this Agreement
is so  terminated  by the  Fund on or  after  October
14,  1998  and  prior  to  October  14,  2001.   Upon
payment of such sum, Investors Capital shall have no further claim to fees due under this Agreement for periods after the termination date.

         The provisions of this Section 13 shall not limit either party's termination rights under
Section 12 of this Agreement. The provisions of Sections 12 and this Section 13 shall govern the method of termination of this Agreement, but shall not limit any other rights or remedies of either party in the event of any breach of this Agreement by the other party.

 14.     Notices

         Any    notice    or   other    communication
authorized   or  required   hereunder   shall  be  in
writing or by confirming  telegram,  cable,  telex or
facsimile    sending   device.    Notice   shall   be
addressed  to the Fund at 50 Division  Street,  Suite
401,   Somerville,   New  Jersey  08876,   Attention:
President;  and to Investors Capital Services,  Inc.,
600 Fifth  Avenue,  26th Floor,  New  York,  New York
10020,  Attention:  Carla E.  Dearing.  Either  party
may  designate a  different  address by notice to the
other    party.    Any   such    notice    or   other
communication shall be deemed given when actually received.

15.      Non-Assignability

         This  Agreement  shall  not be  assigned  by
either  party  hereto   without  the  prior   written
consent   of   the   other   party.   Any   purported
assignment in violation of this Agreement shall be void and of no effect.

16.      Successors

         This  Agreement  shall  be  binding  on  and
shall   inure  to  the   benefit   of  the  Fund  and
Investors Capital, and their respective successors and permitted assigns.

17.      Governing Law

         This Agreement shall be governed by and construed in accordance with the laws of the State of New York.


         IN  WITNESS  WHEREOF,   the  parties  hereto
have caused this Agreement to be executed by their officers designated below as of the day and year first above written.

ATTEST:                                            HARDING, LOEVNER FUNDS, INC.


By:
Richard Reiter,                                                David R. Loevner,
Assistant Secretary                                            President

ATTEST:                                        INVESTORS CAPITAL SERVICES, INC.



By:
William E. Vastardis,                                          Carla E. Dearing,


                                                    SCHEDULE A
                                                         to
                                              ADMINISTRATION AGREEMENT
                                                       between
                                            HARDING, LOEVNER FUNDS, INC.
                                                         and
                                          INVESTORS CAPITAL SERVICES, INC.


Pursuant to the  attached  Administration  Agreement,
Investors   Capital   Services,    Inc.   ("Investors
Capital") will provide the following services to Harding, Loevner Funds, Inc. (the "Fund"):

         1)       Supervision   of  all  third  party
                  vendors  to the  Fund  -  Investors
                  Capital will  supervise the quality
                  of service and  competitiveness  of
                  fees of all  Fund  vendors,  except
                  the investment  adviser.  Investors
                  Capital  will  develop   day-to-day
                  working      relationships     with
                  existing   vendors   as   well   as
                  evaluate     alternative     vendor
                  candidates,      as      reasonably
                  requested  by the Fund's  officers.
                  The vendors that Investors  Capital
                  will be responsible for include:

                  a)       Transfer   and  Dividend
                           Disbursing  Agent,  Fund
                           Accounting   Agent   and
                           Custodian    -   Investors
                           Capital      will     make
                           necessary    efforts    to
                           ensure  that  all  legally
                           required   functions   are
                           performed    at   a   high
                           quality  level  and  at  a
                           competitive           fee.
                           Investors   Capital   will
                           strive  to   enhance   the
                           service  levels as well as
                           reporting capabilities.

                  b)       Outside     Counsel,
                           Independent   Accountant
                           and   Other    Vendors   -
                           Investors   Capital   will
                           coordinate  communications
                           with   all   other    Fund
                           vendors  with  a  goal  of
                           enhancing  service  levels
                           while controlling costs.

                  c)       Insurance    Providers   -
                           Investors   Capital   will
                           identify         potential
                           insurance   providers  and
                           evaluate  the  comparative
                           terms    and    costs   of
                           fidelity   bond,  E&O  and
                           D&O  coverage.   Investors
                           Capital  will  continually
                           monitor                the
                           appropriateness   of   the
                           chosen    providers    and
                           coverage.

         2)       Monitor and Report on  Compliance -
                  Investors  Capital will monitor the
                  Fund's    compliance    with    the
                  regulations  of  Sub-Chapter  M  of
                  the  Internal   Revenue  Code  with
                  particular  emphasis  on the  asset
                  diversification,     income     and
                  short-short    tests.     Investors
                  Capital  will  monitor  the  Fund's
                  compliance   with  the   securities
                  laws,  particularly  the Investment
                  Company    Act   of   1940,    with
                  particular    emphasis    on    the
                  diversification  and  voting  stock
                  tests.   Investors   Capital   will
                  monitor all  Prospectus,  Statement
                  of   Additional   Information   and
                  Board-imposed            compliance
                  limitations.    Investors   Capital
                  will  report  compliance  status in
                  all required  areas in a format and
                  at  a  frequency   mutually  agreed
                  upon  between  Fund   officers  and
                  directors  and  Investors  Capital,
                  including  a  quarterly  review and
                  reporting  pursuant  to the  Fund's
                  Code of Ethics policy.

         3)       Prepare    and    Monitor    Annual
                  Compliance    and    Administrative
                  Calendar - Investors  Capital  will
                  prepare  an annual  calendar  which
                  will   include  key  dates  in  the
                  operations  of the  Fund,  such  as
                  Board and Audit Committee  meetings
                  and    mailings,    filing   dates,
                  compliance   monitoring  and  other
                  mutually    agreed   upon   events.
                  Investors  Capital will monitor the
                  calendar  and  report  on status of
                  activity  on  a  regular  basis  to
                  Fund officers.

         4)       Board  of  Directors'   Meetings  -
                  Investors  Capital will prepare and
                  mail  all  necessary   Resolutions,
                  Agenda,   Powers  of  Attorney  and
                  other  material  in advance of each
                  Board  meeting,  and  will  prepare
                  and   mail   all   Board    written
                  consents.  Investors  Capital  will
                  do a  presentation  to the Board of
                  the  status  of all  administrative
                  and  operations  functions  at each
                  meeting.   Investors  Capital  will
                  coordinate       other       Vendor
                  presentations  to  the  Board  when
                  required.  Investors  Capital  will
                  pay all  required  directors'  fees
                  and   expenses,   from  the  Fund's
                  accounts    maintained   with   its
                  custodian,    on   a   timely   and
                  accurate basis.

         5)       Monthly Fund  Management  Reporting
                  - Investors  Capital will  collect,
                  review  and  summarize  all  Vendor
                  reports.   Investors  Capital  will
                  prepare  a  monthly  administrative
                  report   which  will   include  the
                  financial statements,  a compliance
                  summary,        expense       ratio
                  calculations,   portfolio  turnover
                  ratio  calculations and performance
                  calculations,   and  will   prepare
                  other     reasonably      requested
                  activity reports.

         6)       Shareholder   Reports  -  Investors
                  Capital     will     prepare    the
                  semi-annual  and  annual  financial
                  reports and  footnotes  required by
                  SEC  regulation  for  reporting  to
                  the   shareholders   and  the  SEC.
                  Investors  Capital will  coordinate
                  with  the  Investment  Adviser  and
                  Independent  Accountants  to obtain
                  the  appropriate   letters  to  the
                  shareholders.   Investors   Capital
                  will  coordinate  the  printing  of
                  the   reports   and   mail  to  the
                  shareholders   as   well   as  file
                  copies    with   the    appropriate
                  regulatory  authorities.  Investors
                  Capital   will   respond   to   any
                  shareholder   inquiries  under  the
                  direction of the Fund's officers.

         7)       Tax  Filings  -  Investors  Capital
                  will   prepare  for  Fund   officer
                  review all  necessary  tax  returns
                  and file such  returns  on a timely
                  basis    with    the    appropriate
                  regulatory    authorities.    These
                  will include all Federal  corporate
                  and  excise  tax   returns,   state
                  returns,  and 1099 MISC returns for
                  directors  fees,  and if  required,
                  for fees to third party vendors.

                  8)       SEC  Filings  -  Investors
                  Capital   will   prepare  for  Fund
                  officer    review   all   necessary
                  filings and make such  filings on a
                  timely  basis  with the SEC.  These
                  will     include     Form    N-SAR,
                  Rule 24e-2   and   24f-2   filings,
                  proxy   materials,   post-effective
                  amendments  to  Form  N-1A  and any
                  other SEC filings.

                  9)       Blue  Sky  Monitoring  and
                  Filings -  Investors  Capital  will
                  monitor  Blue  Sky   compliance  in
                  each  jurisdiction  and perform all
                  administrative           functions,
                  including  the making of  necessary
                  filings  on  behalf  of  the  Fund,
                  under   the   supervision   of  the
                  Fund's    Distributor.    Investors
                  Capital  will  report the status of
                  the  Fund's  registration  of  each
                  series   of  Shares  on  a  regular
                  basis to the Fund's  directors  and
                  officers.

         10)      Other  Filings  - On  behalf of the
                  Fund,    Investors   Capital   will
                  prepare    and   file   any   other
                  required    documents    with   the
                  appropriate           jurisdiction,
                  including     abandoned    property
                  reports  and  state  corporate  law
                  filings.

         11)      Holdings      Reconciliations     -
                  Investors   Capital   will   review
                  holdings   reconciliations  between
                  the Custodian  and Fund  Accounting
                  Agent and  between  the  Investment
                  Adviser   and  the   Custodian/Fund
                  Accounting        Agent.        All
                  discrepancies  will  be  researched
                  and   reported   promptly   to  the
                  Fund's officers or directors.

         12)      Proxy  Statement and Annual Meeting
                  - Investors  Capital  will  prepare
                  all  proxy  materials,   file  them
                  with the SEC and  mail  them to the
                  shareholders.   Investors   Capital
                  will  set  up the  Annual  Meeting,
                  prepare   the  agenda  and  script,
                  tabulate   and  solicit   votes  if
                  requested  to do so by  the  Fund's
                  officers or  directors  and perform
                  the  duties  of  the  inspector  of
                  elections.

         13)      Fund  Expenses - Investors  Capital
                  will review all Fund  expenses  and
                  strive to create  efficiencies  and
                  economies    of   scale    wherever
                  possible.     Investors    Capital,
                  under  supervision and direction of
                  Fund  officers,  will  pay all Fund
                  bills  in an  accurate  and  timely
                  manner  from  the  Fund's  accounts
                  maintained with its custodian.

         14)      New    Series     Registration    -
                  Investors   Capital   will   assist
                  management  in the  preparation  of
                  and filing  with the SEC of all new
                  Series  or  other  changes  to  the
                  Fund's  prospectus and Statement of
                  Additional Information.

         15)      General -  Investors  Capital  will
                  make its  staff  available  to Fund
                  management   to  assist  in  or  to
                  respond to any  reasonable  request
                  for   Fund-   or   industry-related
                  information.      If     requested,
                  Investors  Capital  will  make  its
                  facilities  available  for meetings
                  of   the   Fund's    officers    or
                  directors.  Investors  Capital will
                  assist  in any  examination  of the
                  Fund by the SEC,  IRS or any  other
                  regulatory agency.